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                                Exhibit (10)(x)

                 Directors' Deferred Fee Plan
        (as amended through December 10, 1996)

                        ARTICLE I
                        PURPOSE

The purpose of the Sprint Corporation Directors'
Deferred Fee Plan (hereinafter referred to as the "Plan") is to provide funds upon termination of service or death for Directors (and their beneficiaries) of Sprint Corporation and its subsidiaries. It is intended that the Plan will aid in retaining and attracting Directors of exceptional ability by providing such Directors with a means to supplement their standard of living.

                        ARTICLE II
                      DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Account Transfer Request.  "Account Transfer
Request" means a written notice, in a form prescribed by the Company, by a Participant to transfer all or any portion of one Deferred Benefit Account to another
Deferred Benefit Account as provided for in paragraph
6.7.

2.2  Beneficiary.  "Beneficiary" means the person,
persons, or entity designated by the Participant, as
provided in Article VIII, to receive any benefits
payable under the Plan.   Any Participant Beneficiary
Designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted, and acknowledged in writing by the Company.

2.3 Board "Board" means the Board of Directors of the Company.

2.4  Cellular.  "Cellular" means Sprint Cellular
Company, however renamed, or any successor thereto.

2.5 Cellular Insider. "Cellular Insider" means, as of any time when the determination thereof is relevant, any Participant subject to liability under Section 16 of the Securities Exchange Act of 1934 with respect to trading in the equity securities of Cellular.

2.6 Cellular Share Unit. "Cellular Share Unit" means a measure of participation under the Plan having a value based on the market value of one share of common stock of Cellular after the distribution thereof by the Company to the Company's shareholders.

2.7  Committee.  "Committee" means the Organization and
Compensation Committee of the Board.

2.8 Company. "Company" means Sprint Corporation, or any successor thereto.

2.9 Deferral Benefit. "Deferral Benefit" means the benefit payable to a Participant on his death or termination of service as a Director, as calculated in
Article VII hereof.

2.10 Deferred Benefit Account.  "Deferred Benefit
Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to
Article VI. Separate Deferred Benefit Accounts shall be maintained for each Participant. More than one
Deferred Benefit Account shall be maintained for each Participant to reflect (a) separate deferral elections made pursuant to separately executed Participation
Agreements as provided in paragraph 4.3, and (b)
Account A, Account B, Account C, Account AA, Account
BB, and Account CC elections made by each Participant in each such Participation Agreement.

A Participant's Deferred Benefit Account shall be used solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's
Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

2.11 Determination Date. "Determination Date" means the date on which the amount of a Participant's
Deferred Benefit Account is determined as provided in
Article VI hereof. The last day of each calendar month shall be a Determination Date.

2.12 Director. "Director" means a member of the Board of Directors of the Company or its subsidiaries who is not an employee of the Company or its subsidiaries.

2.13 Distribution Agreement. "Distribution Agreement" means the agreement entered into by the Company, Cellular, and Centel Corporation for the purpose of providing for the distribution by the Company of its stock in Cellular to the Company's stockholders.

2.14 Distribution Dividend Rate.  "Distribution
Dividend Rate" means the Dividend Rate as defined in the Distribution Agreement.

2.15 Distribution Time.   "Distribution Time" is
defined in the Distribution Agreement.

2.16 Fee. "Fee" means any cash compensation paid to a Director for his services as a Director other than a distribution under this Plan.

2.17 Interest Yield. "Interest Yield" means, with respect to any calendar month, (a) in the case of balances in Account AA, three percentage points over the composite yield on Moody's Seasoned Corporate Bond
Yield Index for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Company, (b) in the case of balances in Account A, the greater of (i) the prime rate in effect at Citibank, N.A., at the opening of business on the first business day of the month, or if said bank, for any reason, no longer publishes its prime rate, the prime rate similarly determined of another major bank selected by the Company and (ii) six percent per annum.

2.18 Participant. "Participant" means any Director who elects to participate by filing a Participation Agree ment as provided in Article IV.

2.19 Participation Agreement.  "Participation
Agreement" means the agreement, in a form prescribed by the Company, filed by a Participant before the beginning of the first period in which the Participant's Fees are to be deferred pursuant to the Plan. A new Participation Agreement shall be filed by the Participant for each separate fee deferral election.

2.20 Plan.  "Plan" means the Sprint Corporation
Directors' Deferred Fee Plan as set forth in this document. This Plan is the successor to, and comprises an amendment and revision of, the United
Telecommunications, Inc., 1985 Directors' Deferred Fee
Plan adopted February 12, 1985.

2.21 Plan Administrator. "Plan Administrator" means the person appointed by the Company to represent the Company in the administration of this Plan.

2.22 Plan Year. "Plan Year" means a twelve-month period commencing May 1st and ending the following
April 30th.  The first Plan Year shall commence on May
1, 1985.

2.23 Share Unit. "Share Unit" means a measure of participation under the Plan having a value based on the market value of a share of common stock of the Company.

2.24 Spouse. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant upon the Participant's death or severance from service.

2.25 Transition Date.  "Transition Date" means May 1,
1990.

                          ARTICLE III
                    ADMINISTRATION

3.1  Plan Administrator; Company and Committee;
Duties.  This Plan shall be administered by the Plan
Administrator. Decisions of the Plan Administrator may be reviewed by the Company through the Committee.
Members of the Committee may be Participants under this Plan. The Company shall also have the authority to make, amend interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan as may arise in connection with the Plan.

3.2 Binding Effect of Decisions. The decision or action of the Company in respect to any question aris ing out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan unless a written appeal is received by the Company within sixty days of the disputed action. The appeal will be reviewed by the Committee, and its decision shall be final, conclusive, and binding on the Participant and on all persons claiming by, through, or under the Participant.

                        ARTICLE IV
                     PARTICIPATION

4.1 Participation. Participation in the Plan shall be limited to Directors, under age 70, who elect to participate in the Plan by filing a Participation
Agreement with the Company. Except as provided below, a Participation Agreement must be filed before the March 31st immediately preceding the Plan Year in which the Participant's participation under the agreement will commence, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Company of a properly completed and executed Participation Agreement; provided, however, that if March 31st falls on a Saturday, Sunday or holiday, the filing date for the Participation
Agreement shall be no later than the next business day after March 31st. With respect to an individual becoming a Director during a Plan Year who thereby becomes eligible to participate herein, an initial
Participation Agreement may be filed within 30 days of the Company's notification to him of his eligibility to participate, and such election to participate shall be effective on the first day of the month following the Company's receipt thereof, except that elections not received by the Company before the 15th day of any calendar month shall be effective no earlier than the first day of the second month following the month of receipt.

4.2  Amount of Deferral and Length of Participation.  A
Participant may elect in any Participation Agreement to defer up to 100% of the Fees that are expected at the time of election to be earned over a period of (1) for Participation Agreements first effective before the Transition Date, either 4 or 8 Plan Years, (2) for
Participation Agreements first effective on or after the Transition Date, one Plan Year, and (3) for
Participation Agreements first effective on or after May 1, 1997, the Plan Year for which the Participation
Agreement relates and all subsequent Plan Years until changed by the Participant's filing of a new
Participant Agreement, provided, the minimum amount of Fees that may be deferred shall, in each case, be $5,000 per year or 100% of Fees payable, whichever is less.

(a)  The deferral percentage in each Participation
     Agreement shall be applied to the Participant's
     Fees as they are payable during the period of election.

(b) A Participant's election to defer his Fees shall be irrevocable upon the filing of the respective
     Participation Agreement; provided, however, that the deferral of Fees under any Participation
     Agreement may be suspended or amended as provided in paragraphs 7.3 or 9.1.

4.3  Additional Participation Agreements.  A
Participant may enter into additional Participation
Agreements by filing a Participation Agreement with the Company before April 15th of any calendar year, stating the amount that the Participant elects to have deferred. Such additional agreements shall be effective as to Fees paid in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Company. Each additional
Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.
In the event a Participant elects to defer Fees pursuant to a new Participation Agreement, the new election shall be treated as an arrangement for which a separate Deferred Benefit Account shall be maintained and separate Deferral Benefits shall be payable.

                           ARTICLE V
                     DEFERRED FEES

5.1  Elective Deferred Fees.  The amount of Fees that a
Participant elects to defer in the Participation
Agreement executed by the Participant, with respect to each Plan Year of participation in the Plan, shall be credited by the Company to the Participant's Deferred
Benefit Account throughout each Plan Year as the Participant is paid. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from the Directors' deferred Fees pursuant to any state, federal or local law, such amounts shall be taken out of the Participant's Fees.

5.2  Vesting of Deferred Benefit Account.  A
Participant shall be 100% vested in the Deferred
Benefit Account.

                             ARTICLE VI
               DEFERRED BENEFIT ACCOUNT

6.1  Determination of Account.  Each Participant's
Deferred Benefit Account, as of each Determination
Date, shall consist of the balance of the Participant's
Deferred Benefit Account as of the immediately preceding Determination Date plus the Participant's elective deferred Fees withheld since the immediately preceding Determination Date pursuant to paragraph 5.1 and plus amounts credited to the Participant's Deferred
Benefit Account pursuant to paragraphs 6.4 and 6.5.
The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

6.2 Type of Deferral. A Participant may elect to have any portion of the amount deferred credited to either
Account A (fixed income return) or to Account B (Share
Units). The initial election shall be made by a properly executed Participation Agreement. With respect to a Participation Agreement first effective before the Transition Date, an election to defer any amount to Account A shall be treated as an election to defer to Account AA, except as set forth below.

An election to change the apportionment of deferred amounts between Accounts A and B may be made by a Participant filing with the Plan Administrator a revised Participation Agreement indicating such change on or before April 15th of each calendar year. The revised Participation Agreement shall be deemed a continuation of the initial Participation Agreement to which it relates for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the minimum and maximum deferrals and duration of the Participation Agreement. The revised Participation
Agreement shall be effective for Plan Years beginning after the date it is filed.

Deferrals in such Plan Years shall be credited in accordance with the election of the revised
Participation Agreement, provided, however, that with respect to Participation Agreements first effective before the Transition Date, an election to allocate a portion of deferrals to Account A in excess of the portion allocated in the Participation Agreement to be deferred into the fixed income account as of May 1, 1989, shall be deemed to be an election by the Participant to allocate to Account AA a portion of deferrals equal to the portion so allocated to the fixed income account on May 1, 1989, and to allocate to Account A the portion in excess of such portion.

6.3  Creation of Accounts AA, BB, C, and CC.

(a) Accounts AA and BB. As of the start of business on the Transition Date, all amounts standing to the credit of each Participant in Account A shall be transferred to an Account AA. As of the start of business on the Transition Date, amounts standing to the credit of each Participant in Account B that are attributable to prior transfers from Account A into Account B shall he transferred to an Account BB. The amount of such transfers shall be an amount equal to the sum of the dollar amount of all transfers from Account A to Account
     B during the period beginning on the effective date of the Participation Agreement and ending on the Transition Date. For all purposes of this Plan, except as otherwise noted in this Plan, Account AA shall be treated in the same manner as Account A, and Account BB shall be treated in the same manner as Account B. Fees earned by Directors on or after the Transition Date subject to deferral under a Participation Agreement first effective before the Transition Date shall be credited to Accounts AA and B (in accordance with the Participant's election to allocate such deferrals to Accounts A or B, respectively, in such Participation Agreements) for such
     Participation Agreement.

(b) Accounts C and CC. On the Determination Date first following the Distribution Time, there shall be credited to an Account C and CC, created for each Participant having a positive balance in an Account B or BB with respect to any Plan Year, a number of Cellular Share Units determined as follows:

     (1)  one Cellular Share Unit in Account C for each
          Distribution Dividend Rate number of Share
          Units in Account B for such Participant for such Plan Year as of the Distribution Time;
          and

     (2) one Cellular Share Unit in Account CC for each Distribution Dividend Rate number of Share Units in Account BB for such
          Participant for such Plan Year as of the Distribution Time.

6.4  Maintenance of Accounts A and AA.  As of each
Determination Date, the Participant's Deferred Benefit
Accounts A and AA shall be increased by the amount of interest earned since the preceding Determination Date based on the Interest Yield. Interest shall be credited on the average of the balances of the Deferred
Benefit Account on the Determination Date (before crediting the interest) and on the last preceding
Determination Date, but after the Deferred Benefit
Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

6.5  Maintenance of Share Unit Accounts.
Accounts B and BB and Accounts C and CC shall maintain balances in Share Units and Cellular Share Units, respectively.

(a)  Maintenance of Accounts B and BB.

     (1)  Conversion between Dollar Amounts and Share
          Units in Accounts B and BB. When an amount is to be added to a Participant's Deferred
          Benefit Accounts B or BB, it shall be
          converted into Share Units, or fractions thereof, by dividing the amount to be credited by the closing price of the Company's common stock as reported by the New
          York Stock Exchange on the last trading day on or before the Determination Date. When a number of Share Units is to be subtracted from a Participant's Deferred Benefit
          Accounts B or BB, such number of Share Units shall be converted into a dollar amount by multiplying such number of Share Units by the closing price of the Company's common stock as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.

     (2) Dividends on Share Units. When a dividend is declared and paid by the Company on its common stock, an amount shall be credited to the Participant's Accounts B and BB as though the same dividend had been paid on the Share
          Units in such accounts as of the
          Determination Date immediately preceding the declaration of the dividend, and such amount shall be converted to Share Units. Such amount shall be valued as of the Determination Date immediately preceding the declaration of the dividend.

     (3)  [Deleted]

     (4) Effect of Recapitalization. In the event of a stock dividend, stock split, or other corporate reorganization involving the
          Company's common stock, the Company shall make equitable adjustment to the number of Share Units credited to a Participant's
          Accounts B and BB as may be necessary to give effect to such change in the Company's capital structure.

     (5) Conversion of Share Units to Dollars on Dis tribution. Share Units in Accounts B and BB shall be converted to an equivalent dollar amount before any distribution thereof to a Participant pursuant to Article VII. For purposes of distribution, the value of a Share Unit shall be the average closing price of the Company's common stock on the New York
          Stock Exchange on the last trading day of each of the 12 calendar months immediately preceding the date of distribution. If a Participant elects payment in other than a lump sum, Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution. During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts A, AA, B, and BB in accordance with paragraphs 6.5(a)(2),
          6.5(a)(3), and 6.5(a)(4).

(b)  Maintenance of Accounts C and CC.

     (1)  Conversion between Dollar Amounts and
          Cellular Share Units in Accounts C and
          CC.  When an amount is to be added to a
          Participant's Deferred Benefit Accounts C or
          CC, it shall be converted into Cellular Share
          Units, or fractions thereof, by dividing the amount to be credited by the market value of a share of Cellular's common stock on the Determination Date. When a number of Cellular Share Units is to be subtracted from a Participant's Deferred Benefit Accounts C or CC, such number of Cellular Share Units shall be converted into a dollar amount by multiplying such number of Cellular Share
          Units by the closing price of Cellular's common stock as reported by the New York
          Stock Exchange on the last trading day on or before the Determination Date.

     (2) Dividends on Cellular Share Units. With respect to balances in Accounts C and CC, when a dividend is declared and paid by Cellular on its common stock, an amount shall be credited to the Participant's Accounts C and CC as though the same dividend had been paid on the Cellular Share Units in such accounts as of the Determination Date immediately preceding the declaration of the dividend, and such amount shall be converted to Cellular Share Units. Such amount shall be valued as of the Determination Date immediately preceding the declaration of the dividend.

     (3) Effect of Recapitalization. In the event of a stock dividend, stock split, or other corporate reorganization involving the
          Company's common stock, the Company shall make equitable adjustment to the number of Cellular Share Units credited to a Participant's Accounts C and CC as may be necessary to give effect to such change in the Employer's capital structure.

     (4) Conversion of Cellular Share Units to Dollars on Distribution. Cellular Share Units in
          Accounts C and CC shall be converted to an equivalent dollar amount before any distribution thereof to a Participant pursuant to Article VII. For purposes of distribution, the value of a Share Unit shall be the average closing price of the Company's common stock on the New York Stock Exchange on the last trading day of each of the (i) 12 calendar months immediately preceding the date of distribution or (ii) the smaller number of calendar months elapsed from the Distribution Time to such distribution. If a Participant elects payment in other than a lump sum, Cellular Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution.
          During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts A, AA,
          C, and CC in accordance with paragraphs
          6.5(b)(2) and 6.5(a)(3).

6.6 Statement of Accounts. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of such Participant in his Deferred Benefit
Accounts A and AA, B and BB, and C and CC, in each case as of the last day of the preceding Plan Year.

6.7 Transfer Between Accounts. Within the limitations of this paragraph 6.7, a Participant may elect, by executing an Account Transfer Request: (1) to transfer all or any portion of his Account A to Account B, (2) to transfer all or any portion of his Account B to Account A, (3) to transfer all or any portion of his Account AA to Account BB, (4) to transfer all or any portion of his Account BB to Account AA, (5) to transfer all or any portion of his Account C to Account
A, (6) to transfer all or any portion of his Account C to Account B, (7) to transfer all or any portion of his Account CC to Account AA, and (8) to transfer all or any portion of his Account CC to Account BB. Such election shall be effective on the last day of the calendar month in which the Plan Administrator timely receives the Participant's executed Account Transfer
Request. Transfers may not be made more than four times in any Plan Year, and no such transfer may be made unless a period of at least three months shall have elapsed from the effective date of the most recent such transfer (whether it occurred in the current Plan Year or not) to the effective date of the current transfer.

                      ARTICLE VII
                       BENEFITS

7.1 Termination of Service as Director. Subject to paragraph 7.4 below, upon any termination of service of the Participant for reasons other than his death, the Company shall pay to the Participant a Deferral Benefit equal to the amount of his Deferred Benefit Account determined under paragraph 6.1 thereof.

7.2  Death.  If a Participant dies after the
commencement of payments of his Deferral Benefit, his Beneficiary shall continue to receive the remaining balance of his Deferred Benefit Account in accordance with the Participant's election pursuant to paragraph
7.4.

If a Participant dies before any payments of a Deferral
Benefit, the amounts deferred under each Participation
Agreement shall be determined separately as follows:

(a)  deferrals allocated to Accounts A, B, BB, C, and
     CC shall be the Deferred Benefit Account values thereof and

(b) deferrals allocated to Account AA shall be the greater of (i) the Deferred Benefit Account value thereof and (ii) ten times the amount of the elected annual fee deferral allocated to Account
     AA pursuant to the Participation Agreement as revised on the date of the Participant's death, subject to such conditions relating to the Participant's health as the Company may impose.

The Deferral Benefit shall be payable as provided for in paragraph 7.4.

The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

7.3  Suspension of Participation; Failure to Continue
Participation. The Committee, in its sole discretion, may suspend the deferral of a Participant's Fees upon the advanced written request of a Participant on account of financial hardship suffered by that Participant. A Participant must file any request for such suspension on or before the 15th day preceding the regular payment date on which the suspension is to take effect. The Committee, in its sole discretion, shall determine the amount, if any, that will not be deferred by the Participant as a result of the financial hardship. The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods before the effective date of the suspension. A Participant whose deferrals are suspended may not execute a subsequent Participation
Agreement that would take effect before the beginning of the third Plan Year following the close of the Plan
Year in which the suspension first took effect.

7.4  Form of Benefit Payment

(a) Upon the happening of an event described in paragraphs 7.1 or 7.2 above, the Company shall pay to the Participant or his Beneficiary the amount specified therein in one of the following forms as elected by the Participant in the Participation
     Agreement filed by the Participant:

     (1) a lump sum payment at a time designated in the Participation Agreement but no later than the applicable Company's mandatory termination date for Directors.

     (2) with respect to balances in Accounts A and AA, an annual payment of a fixed amount that shall amortize the Deferred Benefit Account balance in equal annual payments of principal and interest over a period from 2 to 20 years. For purposes of determining the amount of the annual payment, the assumed rate of interest on Accounts A and AA shall be the average of the applicable Interest
          Yield as of each Determination Date for the 60 months preceding the initial annual installment payment.

     (3) with respect to balances in Accounts B and BB, an annual payment over a period from 2 to 20 years. Each payment shall be the value, as determined pursuant to paragraph
          6.5(a)(5), of the number of Share Units equal to (i) the number of Share Units in the accounts on the Determination Date immediately following the event described in paragraphs 7.1 or 7.2, divided by (ii) the number of annual installments elected.
          During the period that a Participant is
          receiving a distribution from Account B or BB, Share Unit dividends will be added to the Accounts in accordance with subparagraph
          6.5(a)(2) or 6.5(a)(3) hereof.  Such Share
          Unit dividends shall be valued in the same manner as previously described, and all such Share Units accruing after a distribution from Accounts B or BB is made shall be paid to the Participant with the next distribution from the account.

     (4) With respect to balances in Accounts C and CC, an annual payment over a period from 2 to 20 years. Each payment shall be the value, as determined pursuant to paragraph
          6.5(b)(4), of the number of Cellular Share
          Units equal to (i) the number of Cellular
          Share Units in the accounts on the
          Determination Date immediately following the event described in paragraphs 7.1 or 7.2, divided by (ii) the number of annual installments elected.

          During the period that a Participant is
          receiving a distribution from Account C or CC, Share Unit dividends will be added to the Accounts in accordance with subparagraph
          6.5(b)(2) hereof. Such Cellular Share Unit dividends shall be valued in the same manner as previously described, and all such Cellular Share Units accruing after a distribution from Accounts C or CC is made shall be paid to the Participant with the next distribution from the account.

(b) A Participant may change the form in which his benefits shall be paid by filing a revised
     Participation Agreement indicating such change at least 13 months before the date upon which the initial payment to be made is determined. Such revised Participation Agreement shall be deemed a continuation of the initial Participation
     Agreement to which they relate for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the minimum and maximum deferrals and duration of the Participation
     Agreements.  No such revised Participation
     Agreement shall change the amount elected to be deferred in the original Participation Agreement nor the time elected for commencement of benefit payments.

(c) In the absence of a Participant's election under subparagraph 7.4(a), benefits shall be paid in the form specified in subparagraphs 7.4(a)(2),
     7.4(a)(3), and 7.4(a)(4) over a 15 year period.

7.5 Commencement of Payments. Unless otherwise provided, payments under this Plan shall begin within 60 days following receipt of notice by the Company of an event that entitles a Participant (or a Beneficiary) to payments under this Plan, or at such earlier date as may be determined by the Company pursuant to the terms of the Plan. All payments shall be made as of the first day of the month.

                           ARTICLE VIII
                BENEFICIARY DESIGNATION

8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his death before complete distribution to the Participant of the benefits due him under the Plan.

8.2 Amendments. Any Beneficiary Designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated
Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

(a)  The surviving Spouse;

(b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

(c)  The Participant's personal representative
     (executor or administrator).

8.4  Effect of Payment.  The payment to the deemed
Beneficiary shall completely discharge the Company's obligations under this Plan.

                                ARTICLE IX
           AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account at the time of such amendment.

9.2 Employer's Right to Terminate. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, each Participant (a) who is then receiving a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the then remaining balance in his Deferred
Benefit Account, and (b) who has not received a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the balance in his Deferred Benefit Account.

                          ARTICLE X
                     MISCELLANEOUS

10.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interests in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or that may be acquired by the Company
("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be and remain the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, before actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.3 Not a Contract of Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of service between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company.

10.4 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary, and by taking such other action as may be requested by the Company.

10.5 Applicable Law.  The Plan, and any Participation
Agreement related thereto, shall be governed by the laws of the State of Kansas, without regard to the principles of conflicts of law.


                          APPENDIX

     Current non-employee Directors of Sprint who had not accumulated at least 5 years of service as a Board member as of December 10, 1996 and any new Directors of Sprint are not entitled to benefits under the Retirement Plan for Directors; in lieu of participation in the Retirement Plan for Directors, these Directors are entitled to a one-time grant of 2,500 unvested share units to be credited into the share unit account of the Directors Deferred Fee Plan (the "Plan"). The share units, together with additional share units resulting from dividend credits, will vest at the rate of 50% on the fifth anniversary of the Director's election as a Director and 10% per year on the sixth through tenth anniversaries of such election. The share units may not be transferred to any other investment option under the Plan. The value of the share units will be distributed in accordance with the payout provisions of the Plan. In the event of the death of the Director or termination of Board service, only the value of those share units that have vested at that time will be paid out of the Plan.